UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 1, 2020

DIVERSIFIED HEALTHCARE TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-15319	04-3445278
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300 Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-796-8350

(Registrant’s Telephone Number, Including Area Code)

Senior Housing Properties Trust

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest	DHC	The Nasdaq Stock Market LLC
5.625% Senior Notes due 2042	DHCNI	The Nasdaq Stock Market LLC
6.25% Senior Notes due 2046	DHCNL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, the terms “we,” “us,” “our” and “the Company” refer to Diversified Healthcare Trust (f/k/a Senior Housing Properties Trust) and its applicable subsidiaries and the term “Five Star” refers to Five Star Senior Living Inc. and its applicable subsidiaries.

Item 1.01. Entry into a Material Definitive Agreement.

Pursuant to our previously announced transaction agreement with Five Star, dated as of April 1, 2019, or the Transaction Agreement, on January 1, 2020, effective at 12:00:01 a.m., Eastern Time, we restructured our business arrangements with Five Star as follows:

•	our five then existing master leases with Five Star for all of our senior living communities that Five Star leased from us at such time, as well as our then existing management agreements and pooling agreements with Five Star for our senior living communities that Five Star managed for us at such time, were terminated and replaced, or the Conversion, with new management agreements for all of these senior living communities and a related omnibus agreement, or collectively, the New Management Agreements;

•	(a) Five Star issued to us 10,268,158 of its shares of common stock, or Five Star Common Shares, which, when considered together with the 423,500 Five Star Common Shares then owned by us, caused us to own approximately 33.9% of the then outstanding Five Star Common Shares, and (b) pursuant to a pro rata distribution that we declared on December 3, 2019 to holders of record of our common shares of beneficial interest as of December 13, 2019 of the right to receive an aggregate of approximately 51.1% of the then outstanding Five Star Common Shares, Five Star issued to such holders, on a pro rata basis, an aggregate of 16,119,563 Five Star Common Shares, subject to cash being paid in lieu of any fractional shares (such share issuances together being referred to in this Current Report on Form 8-K as the Share Issuances), with the noted percentage ownership amounts being post-issuance, giving effect to the Share Issuances; and

•	as consideration for the Share Issuances, we provided Five Star with $75 million of additional consideration, by way of our payment or assumption of $75 million in certain current and future working capital liabilities of Five Star, pursuant to the terms of the Transaction Agreement (with our provision of such consideration to Five Star, collectively with the Conversion and the Share Issuances, being referred to in this Current Report on Form 8-K as the Restructuring Transaction).

Pursuant to the New Management Agreements, Five Star will receive a management fee equal to 5% of the gross revenues realized at the applicable senior living communities plus reimbursement for its direct costs and expenses related to such communities, as well as an annual incentive fee equal to 15% of the amount by which the annual earnings before interest, taxes, depreciation and amortization, or EBITDA, of all communities on a combined basis exceeds the target EBITDA for all communities on a combined basis for such calendar year, provided that in no event shall the incentive fee be greater than 1.5% of the gross revenues realized at all communities on a combined basis for such calendar year.

The New Management Agreements provide for 15 year terms, subject to Five Star’s right to extend for two consecutive five year terms if it achieves certain performance targets for the combined managed communities portfolio. The New Management Agreements also provide us with the right to terminate the New Management Agreement for any community that does not earn 90% of the target EBITDA for such community for two consecutive calendar years or in any two of three consecutive calendar years, with the measurement period commencing January 1, 2021 (and the first termination not possible until the beginning of calendar year 2023), provided we may not in any calendar year terminate communities representing more than 20% of the combined revenues for all communities for the calendar year prior to such termination. Pursuant to a guaranty agreement dated as of January 1, 2020, or the Guaranty, made by Five Star in favor of our applicable subsidiaries, Five Star has guaranteed the payment and performance of each of its applicable subsidiary’s obligations under the applicable New Management Agreements.

Also on January 1, 2020, the agreement governing the $25 million line of credit that we extended to Five Star pursuant to the Transaction Agreement, or the Credit Agreement, terminated in accordance with its terms. There were no borrowings outstanding under this credit facility when the Credit Agreement was terminated.

The foregoing descriptions of the Restructuring Transaction, the Transaction Agreement, the New Management Agreements and the Guaranty are qualified in their entirety by reference to the full text of the Transaction Agreement (including the forms of New Management Agreements and Guaranty attached as exhibits thereto), a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

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Information Regarding Certain Relationships and Related Person Transactions

Five Star was our 100% owned subsidiary until we distributed its common shares to our shareholders in 2001. We are currently Five Star’s largest stockholder, owning, as of January 2, 2020, 10,691,658 Five Star Common Shares, or approximately 33.9% of the outstanding Five Star Common Shares. Five Star is the manager of most of our senior living communities and prior to the completion of Restructuring Transaction was our largest tenant and a manager of our senior living communities. The RMR Group LLC, or RMR LLC, provides management services to both us and Five Star. The RMR Group Inc. is the managing member of RMR LLC. Prior to the Share Issuances, ABP Acquisition LLC, a subsidiary of ABP Trust, the controlling shareholder of The RMR Group Inc., was Five Star’s largest stockholder, owning approximately 34.9% of the then outstanding Five Star Common Shares. As a result of the Share Issuances, ABP Acquisition LLC and ABP Trust currently collectively own approximately 6.3% of the outstanding Five Star Common Shares. Adam D. Portnoy, the Chair of our Board of Trustees and one of our Managing Trustees, is the sole trustee, an officer and the controlling shareholder of ABP Trust and the chair of the board of directors and a managing director of Five Star. Our other Managing Trustee also serves as secretary of Five Star. Five Star’s president and chief executive officer and executive vice president, chief financial officer and treasurer are also officers and employees of RMR LLC.

For further information about these and other such relationships and related person transactions, please see our Annual Report on Form 10-K for the year ended December 31, 2018, or our Annual Report, including Notes 5, 6 and 7 to our consolidated financial statements included in our Annual Report, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, or our Quarterly Report, including Notes 10, 11 and 12 to our consolidated financial statements included in our Quarterly Report and the sections captioned “Business”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Related Person Transactions” and “Warning Concerning Forward Looking Statements” of our Annual Report and our Quarterly Report, and our other filings with the Securities and Exchange Commission, or the SEC. In addition, please see the section captioned “Risk Factors” of our Annual Report for a description of risks that may arise as a result of these and other such relationships and related person transactions. Our filings with the SEC and copies of certain of our agreements with these related parties, including our prior master leases, management agreements and pooling agreements with Five Star, are publicly available as exhibits to our public filings with the SEC and accessible at the SEC’s website, www.sec.gov.

Item 1.02. Termination of a Material Definitive Agreement.

The information under “Item 1.01. Entry into a Material Definitive Agreement.” is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of 12:02 a.m., Eastern Time, on January 1, 2020, we changed our name from “Senior Housing Properties Trust” to “Diversified Healthcare Trust” pursuant to Articles of Amendment to our Declaration of Trust filed with the Maryland State Department of Assessments and Taxation. The new CUSIP numbers for our common shares of beneficial interest, 5.625% Senior Notes due 2042 and 6.25% Senior Notes due 2046 are 25525P 107, 25525P 206 and 25525P 305, respectively. Effective as of the opening of trading on January 2, 2020, our common shares of beneficial interest, 5.625% Senior Notes due 2042 and 6.25% Senior Notes due 2046 will begin trading on The Nasdaq Stock Market LLC under the ticker symbols “DHC”, “DHCNI” and “DHCNL”, respectively.

Also effective January 1, 2020, we adopted Amended and Restated Bylaws reflecting the change of our name described above.

The foregoing descriptions of the Articles of Amendment to our Declaration of Trust and our Amended and Restated Bylaws are qualified in their entirety by reference to the full texts of our Declaration of Trust, as amended, a composite copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K, and our Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.4 to this Current Report on Form 8-K, each of which is incorporated herein by reference. In addition, marked copies of our Declaration of Trust and our Amended and Restated Bylaws indicating the changes made to these documents described in this Item 5.03 are filed as Exhibit 3.3 and Exhibit 3.5, respectively, to this Current Report on Form 8-K, each of which is incorporated herein by reference.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.1	Articles of Amendment, dated December 31, 2019. (Filed herewith.)

3.2	Composite Copy of Declaration of Trust, dated September 20, 1999, as amended to date. (Filed herewith.)

3.3	Composite Copy of Declaration of Trust, dated September 20, 1999, as amended to date (marked copy). (Filed herewith.)

3.4	Amended and Restated Bylaws, adopted effective January 1, 2020. (Filed herewith.)

3.5	Amended and Restated Bylaws, adopted effective January 1, 2020 (marked copy). (Filed herewith.)

4.1	Form of Common Share Certificate. (Filed herewith.)

10.1	Transaction Agreement, dated as of April 1, 2019, between the Company and Five Star Senior Living Inc. (Incorporated by reference to the Company’s Current Report on Form 8-K dated April 1, 2019.)

104	Cover Page lnteractive Data File. (Embedded within the Inline XBRL document.)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVERSIFIED HEALTHCARE TRUST

By:	/s/ Richard W. Siedel, Jr.
Name:	Richard W. Siedel, Jr.
Title:	Chief Financial Officer and Treasurer

Dated: January 2, 2020